UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2011

NEOSTEM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33650	22-2343568
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 450, New York, New York 10170

(Address of Principal Executive Offices) (Zip Code)

(212) 584-4180

Registrant's Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 14, 2011, NeoStem, Inc. (“NeoStem” or the “Company”) filed a Current Report on Form 8-K (the “July 14 Current Report”), reporting that it had entered into an agreement with Amorcyte, Inc., a Delaware corporation (“Amorcyte”), whereby a newly-formed wholly-owned subsidiary of NeoStem (“Subco”) would be merged with and into Amorcyte (the “Merger Agreement”) and Amorcyte would become a wholly-owned subsidiary of NeoStem.

The July 14 Current Report had included, among other financial statements and exhibits, (a) Financial Statements of Amorcyte, Inc. for the Year Ended December 31, 2010 (Audited) and for the Period From June 29, 2004 (Date of Inception) Through March 31, 2011 (Unaudited) and for the Three Month Periods Ended March 31, 2011 and 2010 (Unaudited) and (b) Unaudited Pro Forma Condensed Combined Financial Statements.

This Current Report on Form 8-K is being filed to update financial information for Amorcyte for the six months ended June 30, 2011 and 2010. Each of (i) the Financial Statements of Amorcyte, Inc. for the Year Ended December 31, 2010 (Audited) and for the Period From June 29, 2004 (Date of Inception) Through June 30, 2011 (Unaudited) and for the Six Month Periods Ended June 30, 2011 and 2010 (Unaudited), and (ii) the Unaudited Pro Forma Condensed Combined Financial Statements, are attached hereto and incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically preceded by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “should,” or similar expressions, although some forward-looking statements are expressed differently. Forward-looking statements represent the Company's management's judgment regarding future events. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. All statements other than statements of historical fact included in the Current Report on Form 8-K are forward-looking statements. The Company cannot guarantee the accuracy of the forward-looking statements, and you should be aware that the Company's actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including the statements under “Risk Factors” contained in the Company's reports filed with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

The following financial statements and exhibits are filed with this Current Report on Form 8-K.

(a)	Financial Statements of Businesses Acquired:

Financial Statements of Amorcyte, Inc. for the Year Ended December 31, 2010 (Audited) and for the Period From June 29, 2004 (Date of Inception) Through June 30, 2011 (Unaudited) and for the Six Month Periods Ended June 30, 2011 and 2010 (Unaudited)

(b)	Pro Forma Financial Information:

Unaudited Pro Forma Condensed Combined Financial Statements for the Six Months Ended June 30, 2011

(c)	Consent of EisnerAmper LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, NeoStem, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOSTEM, INC.

By:	/s/ Catherine M. Vaczy Name: Catherine M. Vaczy Title: Vice President and General Counsel

Date: September 16, 2011

AMORCYTE, INC.
(A DEVELOPMENT STAGE ENTERPRISE)

FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2010
AND FOR THE PERIOD FROM JUNE 29, 2004 (DATE OF INCEPTION)
THROUGH JUNE 30, 2011 (UNAUDITED)
AND FOR THE SIX MONTH PERIODS ENDED
JUNE 30, 2011 AND 2010 (UNAUDITED)

AMORCYTE, INC.
(A DEVELOPMENT STAGE ENTERPRISE)

Contents

Page
Financial Statements
Independent auditors’ report	5
Balance sheets as of June 30, 2011 (unaudited) and December 31, 2010	6
Statements of operations for the six months ended June 30, 2011 and 2010 (unaudited), year ended December 31, 2010 and for the period from June 29, 2004 (date of inception) through June 30, 2011 (unaudited)	7
Statements of changes in stockholders’ deficiency for the period from June 29, 2004 (date of inception) through June 30, 2011 (unaudited) for the year ended December 31, 2010, and for the six months ended June 30, 2011 (unaudited)	8 – 9
Statements of cash flows for the six months ended June 30, 2011, and 2010 (unaudited), year ended December 31, 2010, and for the period from June 29, 2004 (date of inception) through June 30, 2011 (unaudited)	10
Notes to the financial statements	11 – 20

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Shareholders
Amorcyte, Inc.

We have audited the accompanying balance sheet of Amorcyte, Inc. (a development stage company) (the “Company”) as of December 31, 2010, the related statements of operations, statements of changes in stockholders’ deficiency and cash flows for the year ended December 31, 2010. The financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Amorcyte, Inc. as of December 31, 2010 and the results of its operations and its cash flows for the year ended December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A [2] to the financial statements, the Company has suffered recurring losses from operations and limited capital resources to fund clinical operations. In addition, under the Company’s articles of incorporation, the Company may be required to redeem its preferred stock over a three year period if requested by a majority of the preferred stockholders. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management’s plans regarding those matters are also described in Note A [2].

Hackensack, New Jersey
June 23, 2011

AMORCYTE, INC.
(A DEVELOPMENT STAGE ENTERPRISE)

Balance Sheets

	June 30, 2011	December 31, 2010
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$25,829	$340,872
Prepaid expenses and other current assets	15,085	10,006
Total current assets	40,914	350,878
Property and equipment, net of accumulated depreciation	1,524	1,940
	$42,438	$352,818
LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current liabilities:
Accounts payable and accrued expenses	$550,292	$460,010
Deferred compensation	646,668	479,167
Total current liabilities	1,196,960	939,177
Series A redeemable convertible preferred stock, $.001 par value: 11,000 shares authorized; 9,645 and 9,582 issued and outstanding at June 30, 2011 and December 31, 2010, respectively	7,624,603	7,574,603
STOCKHOLDERS’ DEFICIENCY
Common stock, $.001 par value, 31,000 shares authorized, 7,822 and 6,822 shares issued and outstanding at June 30, 2011 and December 31, 2010	8	7
Additional paid-in capital	891,800	639,156
Deficit accumulated during development stage	(9,670,933)	(8,800,126)
Total stockholders’ deficiency	(8,779,125)	(8,160,962)
	$42,438	$352,818

See accompanying notes to financial statements

AMORCYTE, INC.
(A DEVELOPMENT STAGE ENTERPRISE)

Statements Of Operations
For The Six Months ended June 30, 2011 and 2010 (unaudited), Year Ended December 31, 2010, and for
The Period From June 29, 2004 (Date Of Inception) Through June 30, 2011 (unaudited)

	Six Months Ended June 30, 2011	Six Months Ended June 30, 2010	Year Ended December 31, 2010	Period from June 29, 2004 (date of inception) to June 30, 2011
	(unaudited)	(unaudited)		(unaudited)
Operating expenses:
Research and development	$265,429	$93,146	$203,011	$3,915,936
General and administrative	605,524	480,165	1,144,823	6,037,319
Total operating expenses	870,953	573,311	1,347,834	9,953,255
Operating loss	(870,953)	(573,311)	(1,347,834)	(9,953,255)
Other income (expense):
Interest income	146	63	87	162,893
Other income – qualified therapeutics discovery project award	—	—	244,479	244,479
Interest expense	—	—	(15)	(37,022)
	146	63	244,551	370,350
Net loss	$(870,807)	$(573,248)	$(1,103,283)	$(9,582,905)

See accompanying notes to financial statements

AMORCYTE, INC.
(A DEVELOPMENT STAGE ENTERPRISE)

Statements Of Changes In Stockholders’ Deficiency

For The Period From June 29, 2004 (Date Of Inception) through June 30, 2011 (unaudited),
For the Year Ended December 31, 2010, and for the Six Months Ended June 30, 2011 (unaudited)

	Common stock		Additional paid-in capital	Deficit accumulated during the development stage	Total
	Shares	Amount
Balance, June 29, 2004	—	$—	$—	$—	$—
Net loss, for period ended December 31, 2004	—	—	—	(102,645)	(102,645)
Balance, December 31, 2004	—	—	—	(102,645)	(102,645)
Issuance of Common Stock	6,822	7	—	—	7
Net loss, FYE December 31, 2005	—	—	—	(960,997)	(960,997)
Balance, December 31, 2005	6,822	7	—	(1,063,642)	(1,063,635)
Stock-based compensation	—	—	122,199	—	122,199
Net loss, FYE December 31, 2006	—	—	—	(1,756,478)	(1,756,478)
Accretion to redemption value for Series A redeemable preferred stock	—	—	(122,199)	(88,028)	(210,227)
Balance, December 31, 2006	6,822	7	—	(2,908,148)	(2,908,141)
Stock-based compensation	—	—	112,985	—	112,985
Net loss, FYE December 31, 2007	—	—	—	(2,408,306)	(2,408,306)
Balance, December 31, 2007	6,822	7	112,985	(5,316,454)	(5,203,462)

See accompanying notes to financial statements

AMORCYTE, INC.
(A DEVELOPMENT STAGE ENTERPRISE)

Statements Of Changes In Stockholders’ Deficiency

For The Period From June 29, 2004 (Date Of Inception) through June 30, 2011 (unaudited),
For the Year Ended December 31, 2010, and for the Six Months Ended June 30, 2011 (unaudited)

	Common stock		Additional paid-in capital	Deficit accumulated during the development stage	Total
	Shares	Amount
Balance, December 31, 2007	6,822	$7	$112,985	$(5,316,454)	$(5,203,462)
Stock-based compensation			175,644		175,644
Net loss, FYE December 31, 2008	—	—	—	(927,038)	(927,038)
Accretion to redemption value for Series A redeemable preferred stock	—	—	(55,101)	—	(55,101)
Balance, December 31, 2008	6,822	7	233,528	(6,243,492)	(6,009,957)
Stock-based compensation	—	—	233,036	—	233,036
Net loss, FYE December 31, 2009	—	—	—	(1,453,351)	(1,453,351)
Balance, December 31, 2009	6,822	7	466,564	(7,696,843)	(7,230,272)
Stock-based compensation	—	—	172,592	—	172,592
Net loss, FYE December 31, 2010	—	—	—	(1,103,283)	(1,103,283)
Balance, December 31, 2010	6,822	7	639,157	(8,800,126)	(8,160,962)
Stock-based compensation	—	—	64,775	—	64,775
Shares Issued to licensor	1,000	1	187,869	—	187,870
Net loss, for the six months ended June 30, 2011	—	—	—	(870,807)	(870,807)
Balance, June 30, 2011	7,822	$8	$891,800	$(9,670,933)	$(8,779,125)

See accompanying notes to financial statements

AMORCYTE, INC.
(A DEVELOPMENT STAGE ENTERPRISE)

Statements of Cash Flows

For The Six Months ended June 30, 2011 and 2010 (unaudited), Year Ended December 31, 2010 and for
The Period From June 29, 2004 (Date Of Inception) Through June 30, 2011 (unaudited)

	Six Months Ended June 30, 2011	Six Months Ended June 30, 2010	Year Ended December 31, 2010	Period from June 29, 2004 (date of inception) to June 30, 2011
	(unaudited)	(unaudited)		(unaudited)
Cash flows from operating activities:
Net loss	$(870,807)	$(573,248)	$(1,103,283)	$(9,582,905)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Depreciation and amortization	416	415	831	7,356
Stock based compensation expense	64,775	83,071	172,592	881,231
Shares Issued to licensor	187,870			187,870
(Increase) decrease in:
Prepaid expenses and other current assets	(5,079)	6,505	(3,501)	15,085
Increase (decrease) in:
Accounts payable and accrued expenses	90,282	73,540	214,231	522,123
Deferred compensation	167,500	142,500	289,167	646,667
Total adjustments	505,764	306,031	673,320	2,260,332
Net cash and cash equivalents used in operating activities	(365,043)	(267,217)	(429,963)	(7,322,573)
Cash flows from investing activities:
Payments for purchases of property and equipment	—	—	—	(8,880)
Cash flows from financing activities:
Proceeds from Series A redeemable convertible preferred stock offerings	50,000	200,000	675,000	7,624,610
Stock issuance costs	—	—	—	(265,328)
Net cash and cash equivalents provided by financing activities	50,000	200,000	675,000	7,359,282
Net change in cash and cash equivalents	(315,043)	(67,217)	245,037	27,829
Cash and cash equivalents - beginning of period	340,872	95,835	95,835	—
Cash and cash equivalents - end of period	$25,829	$28,618	$340,872	$27,829
Supplemental disclosure of cash paid:
Interest	$—	$—	$—	$37,007
Income taxes	$—	$—	$—	$—

Supplemental disclosure of cash flow information

Accretion to redemption value for Series A redeemable preferred stock was a non-cash item of $0 for the year ended December 31, 2010 and the six months ended June 30, 2011, and $265,328 for the period from June 29, 2004 (date of inception) through June 30, 2011.

See accompanying notes to financial statements

AMORCYTE, INC. (A DEVELOPMENT STAGE ENTERPRISE)

Notes To Financial Statements
For the Period from June 29, 2004 (Date of Inception) through June 30, 2011 (unaudited), for the Year
Ended December 31, 2010 and for the Six Months Ended June 30, 2011 (unaudited)

Note A — Nature Of Operations And Liquidity

[1]	Nature of Operations:

Amorcyte, Inc. (“Amorcyte” or the “Company”) is a Delaware corporation that was incorporated on June 29, 2004 and began to organize its operations thereafter. Amorcyte was initially formed as a wholly-owned subsidiary of Progenitor Cell Therapy, LLC (“PCT”), and was spun off to PCT’s Members during 2005. See Note H for description of PCT related transactions.

Amorcyte is engaged in the development of bone marrow derived stem cell therapies to treat a variety of cardiovascular diseases. The Company is conducting Phase I clinical trials and is subject to the regulatory risks associated with drug development activities and requirements of the United States Food and Drug Administration.

[2]	Going Concern:

The financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred net operating losses since its inception, has no product revenue and has not received regulatory approval to commercialize products under development. In addition, under the Company’s articles of incorporation, the Company may be required to redeem its preferred stock over a three year period if requested by a majority of the preferred stockholders. These factors raise substantial doubt about the Company’s ability to continue as a going concern. To date, the Company has funded its operations with the sale of preferred stock to investors. The Company’s continued deployment in support of its planned research and growth will require substantial future expenditures. There can be no assurance that the Company’s research and development will be successfully completed, that any products developed will obtain necessary United States Food and Drug Administration regulatory approval or that any approved products or services will be commercially viable. The Company can make no assurances that investors will continue to fund the Company. Failure to receive sufficient funding will require the Company to modify, delay or abandon some of its future expenditures so that it can continue to meet its obligations. The financial statements do not reflect any adjustments that may result from this uncertainty.

As discussed in Note L, the Company has entered into an Agreement and Plan of Merger whereby it may be acquired by NeoStem, Inc., subject to shareholder votes.

[3]	Basis of Presentation:

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. From its inception the Company has devoted substantially all of its efforts to business planning, recruiting management and technical staff, acquiring operating assets, commencing a Phase I clinical trial, and raising capital. Accordingly, the Company is considered to be in the development stage as defined in ASC 915: “Development Stage Entities”.

The financial statements as of June 30, 2011 and for the six month periods ended June 30, 2011 and 2010 and for the cumulative period from June 29, 2004 (date of inception) to June 30, 2011 are unaudited and have been prepared by management in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Operating results for the six months ended June 30, 2011 and 2010 are not necessarily indicative of annual results or any other period.

Note B — Summary Of Significant Accounting Policies

[1]	Cash and Cash Equivalents:

The Company considers all highly liquid investments which have maturities of three months or less, when acquired, to be cash equivalents. The carrying amount reported in the balance sheet for cash and cash equivalents approximates its fair value.

AMORCYTE, INC. (A DEVELOPMENT STAGE ENTERPRISE)

Notes To Financial Statements
For the Period from June 29, 2004 (Date of Inception) through June 30, 2011 (unaudited), for the Year
Ended December 31, 2010 and for the Six Months Ended June 30, 2011 (unaudited)

Note B — Summary Of Significant Accounting Policies  – (continued)

[2]	Concentration of Credit Risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents. At various times during a fiscal year, the Company’s cash in bank balances exceeded the federally insured limits.

[3]	Fixed Assets:

Laboratory, office equipment, and computers are stated at cost and are depreciated on a straight-line basis over their estimated useful lives.

Expenditures for maintenance and repairs which do not materially extend the useful lives of the assets are charged to expense as incurred. The cost and accumulated depreciation of assets retired or sold are removed from the respective accounts and any gain or loss is recognized in operations.

[4]	Income Taxes:

The Company accounts for its income taxes using ASC 740: “Income Taxes”, which requires the establishment of a deferred tax asset or liability for the recognition of future deductible or taxable amounts and operating loss and tax credit carry-forwards. Valuation reserves are used to offset deferred tax assets due to the uncertainty of the realization of those tax assets. Deferred tax expense or benefit is recognized as a result of the changes in the assets and liabilities during the year.

The Company also follows the Financial Accounting Standards Board (“FASB”) issued ASC Topic 740-10, Uncertainty in Income Taxes. This Topic prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Topic also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The Company recognizes tax benefits or expenses of uncertain tax positions in the year such determination is made when the position is “more likely than not” to be sustained assuming examination by tax authorities. Management has reviewed the Company’s tax positions for all open tax years (tax years ended December 31, 2007 through December 31, 2010) and concluded that no provision for unrecognized tax benefits or expense is required in these financial statements.

[5]	Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Significant estimates include useful lives of fixed assets and intangibles and valuation of the Company’s equity-based instruments. Actual results could vary from the estimates that were used.

[6]	Equity-Based Compensation:

The Company accounts for stock options and other stock-based compensation in accordance with the provisions of ASC 718: “Stock Compensation”. In general, ASC 718 requires that compensation cost relating to all share-based payment transactions, including employee stock options, be recognized in the historical financial statements over applicable service periods. The measurement of the amount to be recognized is based on the fair value at the grant date of the share-based instrument recorded. The accounting for grants to nonemployees is governed under ASC 505-50: “Equity-Based Payments to Non-Employees”, which states that share-based payment awards to nonemployees should be measured based on the fair value of the services received or the fair value of the award, whichever can be estimated more reliably.

AMORCYTE, INC. (A DEVELOPMENT STAGE ENTERPRISE)

Notes To Financial Statements
For the Period from June 29, 2004 (Date of Inception) through June 30, 2011 (unaudited), for the Year
Ended December 31, 2010 and for the Six Months Ended June 30, 2011 (unaudited)

Note B — Summary Of Significant Accounting Policies  – (continued)

The Company had insufficient historical data to utilize in determining its expected life assumption and therefore used the simplified method for determining expected life that is described in SEC Staff Accounting Bulletin 107. The simplified method is used when companies have difficulty making an estimate of the expected term and under this method the expected term would equal the vesting term plus the contractual term divided by two. For the Special Award, the full contractual term of 10 years was used. Additionally, the Company had no historical data to determine expected volatility and therefore estimated its volatility assumptions based on the volatility of comparable companies. The Company did not calculate the forfeiture rate for the stock options since there were only six issued to board members and key members of management and no forfeiture is forecasted.

[7]	Research and development:

Research and development costs, including costs of licenses and costs related to patent fees and applications, are charged to expense as incurred.

[8]	Subsequent events:

The Companies have evaluated events after December 31, 2010, and through June 23, 2011, which is the date the audited financial statements were available to be issued, and determined that any events or transactions occurring during this period that would require recognition or disclosure are appropriately addressed in these financial statements.

[9]	New Accounting Pronouncements:

Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements (ASU No. 2010-06)

In January 2010, the Financial Accounting Standards Board, or FASB, issued Accounting Standards Update, or ASU, 2010-06, “Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements,” which amends Subtopic 820-10. ASU 2010-06 enhances disclosure requirements related to fair value measurements. Certain provisions of ASU 2010-06 are effective for annual and interim periods beginning after December 15, 2009 and others for fiscal years beginning after December 15, 2010. The Company has adopted the relevant provisions of ASU 2010-06 and has incorporated new disclosures regarding fair value measurements. The adoption of this standard did not have a material impact on the financial statements.

Note C — Property And Equipment

Property and equipment consists of the following at:

	Estimated Useful Lives	June 30, 2011	December 31, 2010
Computer equipment	3 years	$3,060	$3,060
Laboratory and office equipment	7 years	5,820	5,820
		8,880	8,880
Less accumulated depreciation		(7,356)	(6,940)
		$1,524	$1,940

Depreciation and amortization expense was approximately $400 for the six months ended June 30, 2011 and 2010, respectively and $800 for the year ended December 31, 2010.

AMORCYTE, INC. (A DEVELOPMENT STAGE ENTERPRISE)

Notes To Financial Statements
For the Period from June 29, 2004 (Date of Inception) through June 30, 2011 (unaudited), for the Year
Ended December 31, 2010 and for the Six Months Ended June 30, 2011 (unaudited)

Note D — Accounts Payable And Accrued Expenses and Deferred Compensation

Accounts payable and accrued expenses consist of the following:

	June 30, 2011	December 31, 2010
Accounts payable	$470,761	$385,641
Accrued professional fees	79,316	73,869
Accrued other	215	500
	$550,292	$460,010

Deferred compensation principally consists of compensation payable to the Company’s Chief Executive Officer. He and the Company had agreed to defer payment of a portion of his compensation (annual compensation is $285,000 per annum through December 31, 2010) until such time as the Company had raised sufficient funds through its Series B Preferred Stock capital raise which was never initiated.

Note E — Series A Redeemable Convertible Preferred Stock

In connection with a preferred stock offering dated March 24, 2008, the Company is authorized to sell an aggregate of 8,779 shares ($.001 par value) of redeemable convertible preferred stock, designated as “Series A Preferred Stock” at $798.65 per share. The Company amended its Certificate of Incorporation several times through September 2006 to increase its total number of authorized shares of preferred stock par value $0.001 per share to 11,000 shares. The Board of Directors of the Company subsequently authorized the sale of additional shares of its Series A preferred stock.

Preferred stockholders vote on an “as if converted to common stock” basis for all items, except that such shareholders also have certain protective voting rights, as defined in the articles of incorporation.

Dividends, when and if declared by the Board of Directors, accrue at the rate of $65.892 per share per annum. Such dividends are not cumulative, and no dividends have been declared or paid through March 31, 2011. Dividends in arrears at December 31, 2010 and June 30, 2011, are approximately $2,115,000 and $2,420,000, respectively.

Each share of Series A Preferred Stock is convertible into shares of common stock at a conversion price of $798.65 per share, subject to a down-round protection feature, which would reset the conversion price to a lower number in the event the Company does a subsequent offering of its securities at a lower price.

Holders of shares of Series A Preferred Stock are entitled at any time to convert all or any such shares of Series A Preferred Stock into shares of common stock. Additionally, each share of Series A Preferred Stock shall automatically convert into fully paid and non-assessable shares of common stock upon the earlier to occur of (i) immediately prior to the closing of a firm commitment underwritten public offering of the Company’s common stock or (ii) the date upon which the holders of at least two-thirds of the then outstanding shares of Series A Preferred Stock elect to convert their shares of Series A Preferred Stock.

In the event of a liquidation, dissolution or winding up of the Company or change in control of the Company as defined, whether voluntary or involuntary, Series A Preferred Stock holders are entitled to receive an amount equal to $1,197.975 per share plus an additional amount equal to any unpaid dividends on each such share unless otherwise determined by at least two-thirds of the holders. After the payment of liquidation preference amount to the Series A shareholders, the remaining assets, if any, are shared between the common and preferred shareholders shall be distributed ratably on an “as if converted basis”.

At any time after the fifth anniversary of the date on which the Company first issued shares of its Series A Preferred Stock (2005), upon request of the majority of preferred Series A stockholders, the preferred A shares are redeemable. Redemption will occur in three annual installments, in each the Company shall redeem up to

AMORCYTE, INC. (A DEVELOPMENT STAGE ENTERPRISE)

Notes To Financial Statements
For the Period from June 29, 2004 (Date of Inception) through June 30, 2011 (unaudited), for the Year
Ended December 31, 2010 and for the Six Months Ended June 30, 2011 (unaudited)

Note E — Series A Redeemable Convertible Preferred Stock  – (continued)

the maximum amount the Company may lawfully redeem. The redemption price is the lesser of (i) the original issue price plus an additional amount equal to any dividends declared but unpaid or (ii) the then current fair market value of such share. Consequently, redemption of the Series A Preferred Stock and the payment of the liquidation preference may result from events outside the control of the Company. Therefore, these securities are classified outside of permanent equity. The Company does not expect any such liquidation to occur in the near future, however the Company is required to evaluate the likelihood at each reporting period.

Information related to redeemable convertible preferred stock gross proceeds raised is summarized as follows:

Series A Preferred Stock:	Shares Issued	Series A Redeemable Preferred Stock
Issued in 2005 at $500.00 per share	98	$49,603
Issued in 2006 at $798.65 per share	5,885	4,700,000
Issued in 2008 at $798.65 per share	1,440	1,150,000
Issued in 2009 at $798.65 per share	1,252	1,000,000
Issued in 2010 at $798.65 per share	845	675,000
Total at December 31, 2010	9,520	7,574,603
Issued in the six months ended June 30, 2011 at $798.65 per share	6	50,000
Total June 30, 2011	9,582	$7,624,603

Additionally, $265,328 of stock issuance costs incurred through 2008 ($210,000 in 2006 and $55,000 in 2008) associated with the Series A Preferred Stock have been charged against the redeemable convertible preferred stock and were accreted through December 31, 2009. Since all stock issuance costs have been fully accreted to the Series A Redeemable Preferred Stock account and no dividends have been declared, the carrying value at December 31, 2010 and June 30, 2011 equals the amount of the gross proceeds raised.

Note F — Common Stock

The articles of incorporation, as amended in March and December of 2008, provide that each stockholder shall be entitled to one vote for each share of common stock held by such stockholder. 6,822 shares of Common Stock were issued in connection with the formation of the Company. Due to an amendment of a license agreement an additional 1,000 shares were issued to Baxter Corporation and another party (see Note H [2]), 7,822 and 6,822 were outstanding as of June 30, 2011 and December 31, 2010, respectively.

Note G — Stock Options

The Performance Recognition Plan (the “Plan”) was adopted by the Board of Directors and approved by the stockholders of the Company on May 19, 2006. Under the terms of the Plan the Board of Directors, or a committee appointed by the Board of Directors, has the authority to grant options, stock appreciation rights, awards of restricted stock, deferred stock or performance shares or any combination of the foregoing to eligible recipients. A total of 5,000 shares of common stock are reserved and made available for issuance under the Plan.

In, 2006, options to purchase 760 shares of common stock, at an exercise price of $798.65 per share were granted to the five board members of the Company, which vest and become exercisable over a four year period and have a term of ten years. Also in 2006, options to purchase 75 shares of common stock, at an exercise price of $798.65 per share were granted to one board member of the Company in recognition of services provided, which vested immediately.

AMORCYTE, INC. (A DEVELOPMENT STAGE ENTERPRISE)

Notes To Financial Statements
For the Period from June 29, 2004 (Date of Inception) through June 30, 2011 (unaudited), for the Year
Ended December 31, 2010 and for the Six Months Ended June 30, 2011 (unaudited)

Note G — Stock Options  – (continued)

In 2008, options to purchase 101 shares of common stock, at an exercise price of $798.65 per share were granted to one of the advisors of the Company as a “Special Award.” and become exercisable based upon performance milestones, which management estimates were probable of occurring within four years.

Also in 2008, the Company issued members of management options to purchase 152 shares of common stock at $798.65 per share which vest and become exercisable over a four year period and have a term of ten years. Further, in 2008 the Company issued options to purchase 51 shares of common stock at $798.65 per share, which were fully vested at the grant date.

In 2009, options to purchase 1,300 shares of common stock, at an exercise price of $185.87 were granted to two directors of the Company (one of which is an officer of the Company). Of these awards, 417 are vested and become exercisable in three equal annual installments commencing May 1, 2009 and have a term of ten years. The remaining 883 shares become exercisable ratably on a monthly basis commencing May 31, 2009 through December 31, 2010 and have a term of ten years.

Also in 2009 options to purchase 354 shares of common stock, at an exercise price of $185.87 per share were granted to one of the directors of the Company, who is also an officer of the Company, as a “Special Award”, and vest and become exercisable based on the occurrence of two performance milestones. These Special Award options have a term of ten years. At the date of grant and through December 31, 2009, management estimated that the achievement of the performance milestones was probable of occurring, and the first milestone would be met by December 31, 2010, the second by July 1, 2013. During 2010, management re-assessed the probability of achieving these milestones, and determined that it is probable that the criteria would not be met, and therefore the previously expensed stock-based compensation charge of approximately $13,000 was reversed [See Note L].

Also in 2009, options to purchase 456 shares of common stock, at an exercise price of $185.87 were granted to three members of management of the Company. Of these awards, 304 vest and become exercisable in three equal annual installments commencing June 18, 2010 and have a term of ten years. The remaining 152 shares vest immediately at June 18, 2009 and have a term of ten years.

In 2010, options to purchase 1,102 shares of common stock, at an exercise price of $185.87 were granted which vest and become exercisable in three equal annual installments, 304 shares commencing November 2011 and 798 shares commencing December 2011, all have a term of ten years.

In 2010, the Company repriced the exercise price of all its previously issued stock options to $185.87 per share. This modification resulted in an incremental $27,605 of stock based compensation expense recorded in 2010.

The following table sets forth information about the weighted-average fair value of options granted during 2010, and the assumptions used for each grant:

For the Year-Ended December 31, 2010
Fair Value of Options	$149.29
Risk-free interest rate	0.84%
Expected term in years	7
Expected volatility	83.50%
Expected dividends	None

AMORCYTE, INC. (A DEVELOPMENT STAGE ENTERPRISE)

Notes To Financial Statements
For the Period from June 29, 2004 (Date of Inception) through June 30, 2011 (unaudited), for the Year
Ended December 31, 2010 and for the Six Months Ended June 30, 2011 (unaudited)

Note G — Stock Options  – (continued)

Option activity under the Plan is summarized as follows:

	Number of options	Weighted average exercise price	Weighted average remaining contractual life (years)
Granted during 2006	835	$798.65
Outstanding as of December 31, 2006	835	$798.65
Granted during 2007	—	$0.00
Outstanding as of December 31, 2007	835	$798.65
Granted during 2008	304	$798.65
Outstanding as of December 31, 2008	1,139	$798.65
Granted during 2009	2,110	$185.87
Outstanding as of December 31, 2009	3,249	$435.76
Forfeited during 2010	(379)	$798.65
Granted during 2010	1,102	$187.87
Outstanding as of December 31, 2010	3,972	$187.87	8.21
Granted during the six months ended June 30, 2011	—	$—
Outstanding as of June 30, 2011	3,972	$187.87	7.97
Options Exercisable at:
Exercisable as of December 31, 2010	2,289	$187.87
Exercisable as of June 30, 2011	2,289	$187.87

Stock based compensation recognized in the financial statements amounted to $172,592, $64,775 and $881,231 during the year ended December 31, 2010, the unaudited six-month period ended June 30, 2011 and the unaudited period from inception through June 30, 2011, respectively. Total unrecognized stock based compensation amounted to $265,156 at December 31, 2010. This amount is expected to be fully recognized over a period of 3.5 years. The intrinsic value of outstanding and vested options at December 31, 2010 is minimal.

Note H — Commitments And Contingencies

[1]	Progenitor Cell Therapy, LLC – a related party:

As discussed in Note A, the Company was spun-out from PCT during 2005. During such time, the Company was dependent on PCT for certain administrative and development services, discussed below. During 2010, PCT acquired $50,000 of Series A preferred stock at the same terms as other investors. (See Note E)

On May 31, 2005, the Company entered into a Cell Processing Agreement with PCT (the “PCT Agreement”) whereby the Company engaged PCT to be its exclusive provider of cell processing procedures and related services at rates specified within the agreement that included $25,000 per month during the clinical trial period for oversight services. This monthly fee was amended to $22,000 (or less if the Company asked PCT to perform a lesser amount of services) in 2008 through June 2011. Costs incurred under the PCT Agreement and included in research and development costs amounted to $69,500 and $2,400 for the six months ended June 30, 2011 and 2010, respectively, $84,600 for the year ended December 31, 2010 and approximate $997,000 since inception. These costs are incurred when work is performed.

AMORCYTE, INC. (A DEVELOPMENT STAGE ENTERPRISE)

Notes To Financial Statements
For the Period from June 29, 2004 (Date of Inception) through June 30, 2011 (unaudited), for the Year
Ended December 31, 2010 and for the Six Months Ended June 30, 2011 (unaudited)

Note H — Commitments And Contingencies  – (continued)

On May 19, 2006, PCT entered into a line of credit agreement with the Company whereby PCT agreed to loan the Company up to $500,000 at an annual interest rate of 5%. PCT did not loan any amount to the Company under this agreement to date. The line of credit agreement expires on the earlier of (i) the date on which PCT declares the outstanding principal and accrued interest due and payable based on an event of default as defined within the agreement, or (ii) the date of closing of the first debt or equity financing of the Company following the initial borrowing of the principal.

In addition, the Company has contracted with PCT to provide certain administrative functions at a fee of $15,000 per month through March 31, 2011, and $7,500 per month from April 1, 2011. During the six months ended June 30, 2011 and 2010 $67,500 and $90,000 respectively was paid to PCT for general and administrative services, $180,000 for the year ended December 31, 2010 and approximately $1,291,500 since inception. At June 30, 2011 and at December 31, 2010, $21,944 and $48,123, respectively, amounts due to PCT were recorded as accounts payable.

PCT was acquired in January 2011 by NeoStem, Inc. (see Note L)

[2]	Baxter Healthcare Corporation:

In August 2005 and subsequently as amended, the Company entered into a License Agreement (the “License Agreement”) with Baxter Healthcare Corporation (“Baxter”), a stockholder, whereby Baxter granted to the Company a non-exclusive license to use technology covered under patents either developed and owned or exclusively licensed by Baxter relating to the therapeutic use of stem cells.

As consideration for the licenses granted, the Company agreed to pay Baxter royalties and non-refundable fees (of which only the fee upon execution of the License Agreement has been paid) as follows:

i.	$250,000 upon execution of the License Agreement.
ii.	A one-time payment of $450,000 within thirty days following the enrollment of the first patient in the first Phase II clinical Trial.
iii.	A one-time payment of $1,000,000, or other amounts in certain circumstances, within thirty days following the enrollment of the first patient in the first Phase III clinical Trial.
iv.	A one-time payment of $8,000,000 within thirty days following receipt of the first approval in the United States to market any process or service involving the therapeutic use of stem cells, purified from bone marrow in an Amorcyte laboratory controlled or contracted for by Amorcyte, in the treatment of acute myocardial infarction, that is covered by one or more licensed patents (the “Licensed Product(s)”).
v.	An amount equal to 12% of the net sales of the Licensed Product(s), subject to a decrease to 11% if Amorcyte fails to exclusively utilize certain defined Baxter devices and supplies used in the processing of stem cells.
vi.	Baxter has the option of receiving the payments described in (ii), (iii), and (iv) above in the form of common stock of the Company. The number of shares of the common stock of Amorcyte to be issued to Baxter shall be calculated by dividing the amount of the payment then due by the then current price per share of the common stock of Amorcyte, as determined by the Board of Directors of Amorcyte, in its reasonable judgment.

AMORCYTE, INC. (A DEVELOPMENT STAGE ENTERPRISE)

Notes To Financial Statements
For the Period from June 29, 2004 (Date of Inception) through June 30, 2011 (unaudited), for the Year
Ended December 31, 2010 and for the Six Months Ended June 30, 2011 (unaudited)

Note H — Commitments And Contingencies  – (continued)

As additional consideration, for the entire term of the License Agreement, the Company agreed to purchase from Baxter, or its designee, certain cell separation devices and supplies. The total amount purchased as of December 31, 2010 was insignificant. Further, 1,000 shares of common stock were issued to Baxter Healthcare and another party upon amendment of the license agreement, and resulted in a charge to research and development expense of approximately $187,000 based upon the estimated fair value of the common stock at the date of issuance.

The Company made no payments related to the License Agreement to Baxter during the six months ended June 30, 2011 and 2010 and the year ended December 31, 2010.

Note I — Grant Agreement And Other Funding

The Company was awarded $244,479 under the federal government Qualifying Therapeutic Discovery Program (QTDP) initiative, all of which was received during 2010 and included as other income.

Note J — Income Taxes

At December 31, 2010, Amorcyte has approximately $6,606,199 of federal and state net operating loss carry-forwards available, respectively, which may be applied against future taxable income of Amorcyte. The federal and state net operating loss carry-forwards would normally begin expiring in the year 2025.

Because of its recurring losses and the uncertainty as to whether Amorcyte will generate sufficient taxable income to benefit from this carry-forward, management does not believe it is more likely than not that the operating loss carry-forward will be utilized and valuation allowance equal to the amount of the deferred tax assets at December 31, 2010 and all previous periods has been established. Amorcyte has raised capital through the issuance of capital stock on several occasions resulting in changes of control. The Internal Revenue Code contains limitations on the use of net operating loss carry-forwards and tax credits after the occurrence of an ownership change as defined by the Internal Revenue Code Section 382. As of December 31, 2010, Amorcyte has determined that an ownership change, as defined by the Internal Revenue Code Section 382, has not occurred.

If such an ownership change were to occur in the future, the utilization of a portion of net operating loss carry-forwards and research and development credit carry-forwards may be restricted. To date, the Company has not been a subject of an IRS examination.

The Company’s total deferred tax assets and deferred tax asset valuation allowances are as follows for December 31, 2010:

Net operating loss carry-forward	$2,067,000
Intangibles and start-up cost	148,000
2,215,000
Less: Valuation allowance	(2,215,000)
Net	$—

Note K — Major Suppliers

During the six months ended June 30, 2011 and the year ended December 31, 2010, 68% and 64% of the Company’s services were provided by three suppliers, including PCT (see Note H). It has been assessed that other vendors would be able to provide services under substantially the same terms as the Company’s current suppliers. Major suppliers are considered to be those who accounted for more than 10% of total purchases.

AMORCYTE, INC. (A DEVELOPMENT STAGE ENTERPRISE)

Notes To Financial Statements
For the Period from June 29, 2004 (Date of Inception) through June 30, 2011 (unaudited), for the Year
Ended December 31, 2010 and for the Six Months Ended June 30, 2011 (unaudited)

Note L — Subsequent Events

[1]	Merger with NeoStem, Inc.:

On July 13, 2011, the Company entered into an Agreement and Plan of Merger with NeoStem, Inc. (a public company, which is the parent of PCT). Pursuant to the terms of the Agreement and Plan of Merger, all of the shares of Amorcyte common stock and Amorcyte Series A Preferred Stock, all options warrants to acquire equity of Amorcyte, issued and outstanding immediately prior to the Effective Time will, by virtue of Merger be cancelled and converted into the right to receive, in the aggregate:

(i)	6,821,283 shares of the common stock of NeoStem (“NeoStem Common Stock”), subject to adjustment if Amorcyte’s liabilities exceed a specified amount at the closing date;
(ii)	the right to receive 4,092,768 shares of NeoStem Common Stock (the “Contingent Shares”), which Contingent Shares will only be issued only if certain specified business milestones are accomplished;
(iii)	common stock purchase warrants to purchase 1,881,008 shares of NeoStem Common Stock exercisable over a seven (7) year period at an exercise price of $1.466 per share (the “Warrants”). The terms of such Warrants to provide that the transfer of any shares of NeoStem Common Stock issued upon exercise of the Warrants will be restricted until one year after the closing date); and
(iv)	the earn out payments, based upon a percentage of revenues derived by NeoStem from Amorcyte’s products.

The transaction is subject to approval of the shareholders of both NeoStem and Amorcyte, which vote is expected to occur in the second half of 2011.

[2]	Other Transactions:

On July 14, and August 1, 2011 the Company received a total of $575,000 from existing investors for the purchase of 720 shares of Series A Preferred Stock at the same terms as described in Note G.

As a result of the negotiation of the Merger the Board of Directors determined that the Special Award stock option issued to the Company’s Chief Executive Officer (see Note G) would be considered fully vested at the closing date of the Merger.

The Company and PCT have orally agreed to the following with respect to the management services agreement (see Note H[1])

•	As of August 1, 2011 and through the closing of the merger, the monthly management fee will be $15,000
•	PCT will invoice Amorcyte a one-time fee of $30,000

Amorcyte reached a settlement with a vendor in August 2011 whereby the amount due was reduced by $50,000, and the balance remaining of approximately $177,000 is to be paid at the closing of the merger.

NeoStem Unaudited Proforma Condensed Combined Balance Sheet
June 30, 2011

	Historical Balance Sheets at 6/30/2011			Proforma adjustments		Proforma
	NeoStem	Amorcyte
ASSETS
Current Assets
Cash and cash equivalents	$4,850,411	$25,829	(d)	$—		$4,876,240
Short term investments	546	—		—		546
Restricted cash	4,897,447	—		—		4,897,447
Accounts receivable trade, net of allowance for doubtful accounts	7,351,964	—		—		7,351,964
Inventories	25,008,682	—		—		25,008,682
Prepaids and other current assets	1,252,463	15,085	(d)	—		1,267,548
Total current assets	43,361,513	40,914				43,402,427
Property, plant and equipment, net	50,285,625	1,523	(d)	—		50,287,148
Land use rights, net	4,850,156	—		—		4,850,156
Goodwill	37,216,041	—		2,814,429	(b)	40,030,470
Intangible assets, net	31,191,713	—		7,046,643	(b)	38,238,356
Other assets	3,427,356	—		—		3,427,356
	$170,332,404	$42,437		$9,861,072		$180,235,913
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$9,267,301	$550,292	(d)	—		$9,817,593
Accrued liabilities	4,899,097	646,667	(d)	—		5,545,764
Bank loans	7,735,000	—		—		7,735,000
Notes payable	11,056,948	—		—		11,056,948
Mortgage payable – current	185,366	—		—		185,366
Income taxes payable	672,979	—		—		672,979
Deferred income taxes	780,594	—		—		780,594
Unearned revenues	4,169,549	—		—		4,169,549
Total current liabilities	38,766,834	1,196,959		—		39,963,793
Long-term Liabilities
Deferred income taxes	9,498,656	—		2,814,429	(b)	12,313,085
Deferred rent liability	19,730	—		—		19,730
Unearned revenues	250,386	—		—		250,386
Mortgage Payable	3,534,871	—		—		3,534,871
Contingent Common Stock Liability		—		1,330,149	(a)	1,330,149
Derivative liabilities	2,276,011	—		—		2,276,011
Amount due related parties	20,009,605	—		—		20,009,605
Total long-term liabilities	35,589,259	—		4,144,578		39,733,837
Commitments and Contingencies
Redeemable Securities
Series A redeemable convertible preferred stock	—	7,624,603		(7,624,603	)(c)	—
Convertible Redeemable Series E Preferred Stock	5,901,830	—		—		5,901,830
	5,901,830	7,624,603		(7,624,603)		5,901,830
EQUITY
Shareholders’ Equity
Series B convertible redeemable preferred stock	100	—		—		100
Common stock	82,247	8		5,832	(a)(c)	88,087
Additional paid-in capital	174,599,266	891,800		3,664,332	(a)(c)	179,155,398
Accumulated deficit	(116,456,791)	(9,670,933)		9,670,933	(c)	(116,456,791)
Accumulated other comprehensive income (loss)	4,289,563	—		—		4,289,563
Total shareholders’ equity/(deficit)	62,514,385	(8,779,125)		13,341,097		67,076,357
Noncontrolling interests	27,560,096	—		—		27,560,096
Total equity	90,074,481	(8,779,125)		13,341,097		94,636,453
	$170,332,404	$42,437		$9,861,072		$180,235,913

NeoStem Unaudited Proforma Condensed Combined Results of Operations
For the Six Months Ended June 30, 2011

	Historical Six Months Ended June 30, 2011
	NeoStem	Amorcyte	Proforma adjustments		Proforma
Revenues	$38,101,836	$—	$(110,169	)(e)	$37,991,667
Cost of Revenues	27,812,353	—	(48,627	)(e)	27,763,726
Gross Profit	10,289,483	—	(61,542)		10,227,941
Research & Development	5,283,727	265,429	(8,581	)(e)	5,540,575
Selling, general & administrative	23,015,993	605,524	(52,961	)(e)	23,568,557
Operating Loss	(18,010,237)	(870,953)	—		(18,881,190)
Other income (expense):
Other income (expense), net	337,592	146			337,738
Interest expense	(1,862,298)	—			(1,862,298)
	(1,524,706)	146	—		(1,524,560)
Loss from operations before provision for income taxes and non-controlling interests	(19,534,943)	(870,807)	—		(20,405,750)
Provision for Taxes	702,707		—		702,707
Net loss	(20,237,650)	(870,807)	—		(21,108,457)
Less: Non-controlling interest	541,108				541,108
	(20,778,758)	(870,807)	—		(21,649,565)
Preferred dividends	357,415				357,415
Net loss attributable to NeoStem, Inc. common shareholders	$(21,136,173)	$(870,807)	$—		$(22,006,980)
Basic and diluted loss per share	$(0.27)				$(0.27)
Weighted average common shares outstanding	77,117,905				82,958,344 (f)

NeoStem Unaudited Proforma Condensed Combined Results of Operations
For the Twelve Months Ended December 31, 2010

	Historical Year Ended December 31, 2010
	NeoStem	Amorcyte	Proforma adjustments	Proforma
Revenues	$69,821,294	$—	$—	$69,821,294
Cost of revenues	49,668,262	—		49,668,262
	20,153,032	—	—	20,153,032
Research and development	7,684,537	203,011		7,887,548
Selling, general, and administrative	31,346,806	1,144,823		32,491,629
	(18,878,311)	(1,347,834)	—	(20,226,145)
Other income (expense):
Other income (expense)	513,110	244,566		757,676
Interest expense	(480,903)	(15)		(480,918)
	32,207	244,551	—	276,758
Loss from operations before provision for income taxes and non-controlling interests	(18,846,104)	(1,103,283)	—	(19,949,387)
Provision for income taxes	550,912			550,912
Net loss	(19,397,016)	(1,103,283)	—	(20,500,299)
Less – net income attributable to noncontrolling interests	3,908,690			3,908,690
Net loss attributable to NeoStem, Inc.	(23,305,706)	(1,103,283)	—	(24,408,989)
Preferred dividends	237,963			237,963
Net loss attributable to NeoStem, Inc. common shareholders	$(23,543,669)	$(1,103,283)	$—	$(24,646,952)
Basic and diluted loss per share	$(0.46)			$(0.43)
Weighted average common shares outstanding	51,632,417			57,472,856 (f)

NEOSTEM, INC. AND SUBSIDIARIES

Notes to the NeoStem Unaudited Proforma Condensed Combined Financial Statements

On July 13, 2011, NeoStem, Inc., a Delaware corporation (“NeoStem” or the “Company”) and Amorcyte, Inc., a Delaware corporation (“Amorcyte”), entered into an Agreement and Plan of Merger (as such agreement may be amended from time to time, the “Agreement and Plan of Merger”), among NeoStem, Amorcyte, Amo Acquisition Company I, Inc., a Delaware corporation (“Subco”), and Amo Acquisition Company II, LLC, a Delaware limited liability company (“Subco II”).

Pursuant to the terms of the Agreement and Plan of Merger, Subco (a newly-formed wholly-owned subsidiary of NeoStem) will be merged with and into Amorcyte (the “Merger”), with Amorcyte surviving the Amorcyte Merger as a wholly-owned subsidiary of NeoStem. Within ninety (90) days after the effective time (the “Effective Time”) of the Amorcyte Merger, Amorcyte will be merged with and into Subco II, another newly-formed wholly-owned subsidiary of NeoStem. Subco II, in its capacity as the wholly-owned subsidiary of NeoStem surviving the transactions contemplated by the Amorcyte Merger Agreement, is sometimes referred to herein as the “Surviving Company”.

Pursuant to the terms of the Agreement and Plan of Merger, all of the shares of Amorcyte common stock and Amorcyte Series A Preferred Stock, all options and warrants to acquire equity of Amorcyte, and all debt obligations issued by Amorcyte that are convertible into Amorcyte Series A Preferred Stock (to the extent not already converted, being treated as if it were actually converted), in each case, issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger, be cancelled and converted into the right to receive, in the aggregate:

(i)	6,821,283 shares of the common stock, par value $0.001 per share, of NeoStem (“NeoStem Common Stock”) (subject to adjustment as described below) (the “Base Stock Consideration”);
(ii)	the right to receive 4,092,768 shares of NeoStem Common Stock (the “Contingent Shares”, and together with the Base Stock Consideration, the “Stock Consideration”), which Contingent Shares will only be issued only if certain specified business milestones (described below) are accomplished;
(iii)	common stock purchase warrants to purchase 1,881,008 shares of NeoStem Common Stock exercisable over a seven (7) year period at an exercise price of $1.466 per share (the “Warrants”) (the terms of such Warrants to provide that the transfer of any shares of NeoStem Common Stock issued upon exercise of the Warrants will be restricted until one year after the closing date); and
(iv)	the earn out payments described below (the “Earn Out Payments”).

Pursuant to the Agreement and Plan of Merger, prior to closing all Amorcyte options and warrants will be modified in writings executed by each optionholder and warrantholder, so that effective upon the Effective Time, all Amorcyte options and warrants will, by virtue of the Merger, be converted into the right to receive the share of any Earn Out Payments that the holders of such options and warrants would have received if they had exercised their Amorcyte options and/or warrants, as applicable, prior to the Effective Time (after taking into account the payment of any exercise price due had they actually exercised). The holders of Amorcyte options and warrants will be entitled to the merger consideration similar to the holders of Amorcyte common stock, minus the exercise price of the options and warrants.

Adjustment to Base Stock Consideration

The Base Stock Consideration is subject to adjustment, provided that in no event will NeoStem be required to issue as Base Stock Consideration more than 6,821,283 shares of NeoStem Common Stock. The Agreement and Plan of Merger provides that to the extent the amount of Amorcyte’s liabilities (as defined and calculated in the manner described in the Agreement and Plan of Merger) on the closing date are more than $478,000 (the “Target Liabilities”), the Base Stock Consideration will be decreased by two times (2x) the amount by which Amorcyte’s liabilities are greater than the Target Liabilities. Any such decrease will reduce the Base Stock Consideration by two dollars for every dollar by which Amorcyte’s liabilities are greater than the Target Liabilities, with each share of the Base Stock Consideration valued at $1.466 (the average of the

NEOSTEM, INC. AND SUBSIDIARIES

Notes to the NeoStem Unaudited Proforma Condensed Combined Financial Statements

closing prices of sales of NeoStem Common Stock on the NYSE-Amex for the 10 trading days ending on the trading day prior to the date of execution of the Amorcyte Merger Agreement) (the “Parent Per Share Value”).

Contingent Share Milestones

The Contingent Shares will be issued only if certain business milestones are achieved, as follows:

•	One-third of the Contingent Shares will be issued upon (a) the completion of Phase 2 clinical trial for Amorcyte’s product candidate AMR-001 and (b) issuance of a statistically significant analysis demonstrating satisfaction of the primary clinical end points from the Phase 2 clinical trial, which primary clinical endpoints are described in the Phase 2 clinical trial protocol submitted by Amorcyte to the FDA on July 5, 2011, and which may only be changed by a writing consented to by NeoStem and the Amorcyte Representative.
•	One-third of the Contingent Shares will be issued following a Type B End of Phase 2/Pre-Phase 3 meeting with the FDA wherein AMR-001 is acknowledged in writing by the FDA to be ready for Phase 3.
•	The remaining one-third of the Contingent Shares will be issued upon the first dosing of the first patient in the pivotal Phase 3 clinical study for AMR-001.

Upon achievement of these specified contingencies, the Contingent Shares will be issued to the former stockholders of Amorcyte.

Procedures for Earn Out Payments

Within 90 days following the end of each calendar quarter, NeoStem will pay Earn Out Payments (to the Amorcyte Representative in trust for the benefit of the former Amorcyte Securityholders) equal to 10% of the net sales of AMR-001, which payment obligation will begin following the date of first commercial sale of AMR-001 and continue until the latest date that a valid patent claim exists on a country by country basis covering AMR-001, provided that if NeoStem licenses or otherwise grants an unaffiliated third party the right to commercialize or otherwise exploit AMR-001 or any portion of AMR-001 (including, without limitation, a sublicense for all or part of any territory for AMR-001) then the applicable Earn Out Payment will be equal to 30% of any sublicensing fees, royalties and milestone fees or profit sharing payment (but not payments for development costs) actually received by NeoStem. NeoStem will be entitled to recover direct out-of-pocket clinical development costs not previously paid or reimbursed and any costs, expenses, damages, liabilities, and settlement amounts arising out of or related to claims with respect to patent infringement or otherwise challenging Amorcyte’s ownership of or right to use intellectual property, by reducing any Earn Out Payments due by 50% until such costs have been recouped in full.

Voting Agreements

In addition, pursuant to a voting and lock up agreement (the “Amorcyte Voting Agreement”) dated the same date as the Amorcyte Merger Agreement, holders of a sufficient number of shares of Amorcyte’s common stock and preferred stock to approve the Amorcyte Merger and the Amorcyte Merger Agreement have irrevocably agreed to vote in favor of the Amorcyte Merger and the Amorcyte Merger Agreement at any meeting of the stockholders of Amorcyte called to for such purpose (or in connection with any written consent of Amorcyte stockholders for such purpose) (the “Amorcyte Meeting”) and agreed to certain transfer restrictions with respect to their Amorcyte securities prior to the closing.

The statements contained in this section may be deemed to be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Such statements are intended to be covered by the safe harbor to “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by the words “believe,” “expect, “anticipate,” “intend,” “estimate” and similar expressions. These forward-looking statements are based largely on management’s

NEOSTEM, INC. AND SUBSIDIARIES

Notes to the NeoStem Unaudited Proforma Condensed Combined Financial Statements

expectations and are subject to a number of uncertainties. Actual results could differ materially from these forward-looking statements. NeoStem, Inc. does not undertake any obligation to update publicly or revise any forward-looking statements.

Basis of Presentation

The unaudited pro forma condensed combined financial statements set forth above have been prepared by NeoStem and give effect to the following transactions:

1)	The acquisition of the equity interests of Amorcyte for aggregate consideration of approximately $5.9 million, and;
2)	The issuance of approximately 5.8 million shares of common stock and 1.9 million common stock purchase warrants and rights to Contingent Shares.

The unaudited condensed combined proforma results of operations for the six months ended June 30, 2011 and the year ended December 31, 2010 are presented to give effect to the acquisition of Amorcyte as if it had occurred on January 1, 2010. The unaudited condensed combined proforma balance sheet is presented to give effect to the acquisition of Amorcyte as if it had occurred on June 30, 2011. This proforma information is based on, derived from, and should be read in conjunction with, the historical consolidated financial statements of NeoStem for the year ended December 31, 2010, included in our Annual Report on Form 10-K filed on April 6, 2011 and for the six months ended June 30, 2011, included in our Quarterly Report on Form 10-Q filed on August 12, 2011, and the historical financial statements of Amorcyte for the year ended December 31, 2010, and as of and for the unaudited six months ended June 30, 2011, which are included elsewhere in this document. We have not adjusted the historical financial statements of either entity for any costs recognized during the year that may be considered to be nonrecurring.

All unaudited interim financial statements included herein reflect all adjustments which are, in the opinion of management, necessary to present a fair statement of the results for the interim periods presented. All such adjustments are of a normal and recurring nature.

The unaudited proforma condensed combined financial statements were prepared using the assumptions described below and in the related notes.

The unaudited proforma condensed combined financial statements are provided for illustrative purposes only. They do not purport to represent what NeoStem’s consolidated results of operations and financial position would have been had the transaction actually occurred as of the dates indicated, and they do not purport to project NeoStem’ future consolidated results of operations or financial position.

The actual adjustments to our consolidated financial statements upon the closing of the acquisition of Amorcyte will depend on a number of factors, including additional information that becomes available. Therefore, the actual adjustments will differ from the unaudited pro forma adjustments, and the differences may be material.

The acquisition of Amorcyte will be accounted for under the acquisition method of accounting. For the purposes of determining the unaudited pro forma adjustments, the assets and liabilities of Amorcyte have been measured based on various preliminary estimates using assumptions that NeoStem management believes are reasonable utilizing information currently available.

The process for estimating the fair values of in-process research and development, identifiable intangible assets, and certain tangible assets requires the use of significant estimates and assumptions, including estimating future cash flows, developing appropriate discount rates, and estimating the costs, timing and probability of success to complete in-process projects. Transaction costs are not included as a component of consideration transferred. The excess, if any of the purchase price (consideration transferred) over the estimated amounts of identifiable assets and liabilities of Amorcyte as of the effective date of the acquisition will be allocated to goodwill. The purchase price allocation is subject to finalization of NeoStem’s analysis of

NEOSTEM, INC. AND SUBSIDIARIES

Notes to the NeoStem Unaudited Proforma Condensed Combined Financial Statements

the fair value of the assets and liabilities of Amorcyte as of the effective date of the acquisition. Accordingly, the purchase price allocation in the unaudited pro forma condensed combined financial statements presented above is preliminary and will be adjusted upon completion of the final valuation. Such adjustments could be material. The final valuation is expected to be completed as soon as practicable but no later than one year after the consummation of the acquisition.

For purposes of measuring the estimated fair value of the assets acquired and liabilities assumed as reflected in the unaudited pro forma condensed combined financial statements, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). Market participants are assumed to be buyers and sellers in the principal (most advantageous) market for the asset or liability. Additionally, fair value measurements for an asset assume the highest and best use of that asset by market participants. As a result, NeoStem may be required to value assets at fair value measures that do not reflect NeoStem’s intended use of those assets. Use of different estimates and judgments could yield different results.

When these transactions are completed, NeoStem will account for these transactions in accordance with Accounting Standards Codification 805-10 (“ASC 805-10”). ASC 805-10 provides revised guidance for recognizing and measuring identifiable assets and goodwill acquired, liabilities assumed, and any noncontrolling interest in the acquiree. ASC 805-10 also requires that assets acquired and liabilities assumed in a business combination that arise from contingencies be recognized at fair value if fair value can be reasonably estimated. If the fair value of an asset or liability cannot be determined, the asset or liability that arises from a contingency, the asset or liability would be recognized in accordance with Accounting Standards Codification 30-1 (“ASC 30-1”) and if the fair value is not determinable no asset or liability would be recognized. At the present time, we are not in possession of all of the information to apply ASC 805-10 or ASC 30-1 to these unaudited proforma condensed combined financial statements and will not be in possession of such information until the Effective Date. Therefore, for the purposes of preparing these unaudited proforma condensed combined financial statements we have established an estimated fair value of the equities being offered in this transaction as of August 18, 2011. The preliminary purchase price allocation is based on management’s estimate of acquired tangible and intangible assets and will be adjusted based on the final valuation to be completed within one year from the acquisition date. The excess of the total purchase price over the fair value of the net assets acquired, including the estimated fair value of the identifiable intangible assets, will be allocated to goodwill. We expect that the fair value of current assets and remaining machinery and equipment will approximate the book value of these assets and that the excess of purchase price over net deficit will be assigned principally to in-process research and development and Goodwill (if the purchase price exceeds the fair value of tangible and intangible assets as of the date of merger). The useful life of this intangible asset cannot be determined until the underlying research and development efforts are proved successful or are abandoned if the clinical studies are not successful.

Calculation of Estimated Consideration Transferred and Preliminary Allocation of Consideration Transferred to Net Assets Acquired

The fair value of equity securities issued as consideration transferred will be measured using the market price of NeoStem common stock on the closing date. As of August 18, 2011 the estimated fair value of the various equities being issued is as follows:

Calculation of Estimated Consideration Transferred

	Number of Shares	Fair Value Per Share at August 18, 2011	Fair Value at August 18, 2011
Common Stock	5,840,439	$.65	$3,796,300
Common Stock Purchase Warrants	1,881,008		765,700
Contingent Share Liability			1,330,100
			$5,892,100

NEOSTEM, INC. AND SUBSIDIARIES

Notes to the NeoStem Unaudited Proforma Condensed Combined Financial Statements

Based on the terms and conditions of each of the warrants to be issued, we have determined that all warrants are to be accounted for as an equity instrument and included in the purchase price based on the probability that each warrant will be issued or vested. The value of the Contingent Shares has been determined on a probability weighting of the successful outcome of the various milestones that must be accomplished to earn all of the Contingent Shares. Based on the value of NeoStem Common Stock on August 18, 2011 the value of the Contingent Shares could range from $0 to $2,660,300 based on the accomplishment of a these milestones. The value of the contingent shares will be revalued at each reporting period and upon accomplishment of the specific milestone.

Since the agreement calls for the delivery of a certain number of shares at the closing and upon the accomplishment of certain milestones there may be variability in the purchase price.

Preliminary Allocation of Consideration Transferred to Net Assets Acquired

Identifiable intangible assets – IPRD	$7,046,700
Goodwill	2,814,400
Property, plant and equipment	1,500
Current assets	40,900
Current liabilities	(1,197,000)
Deferred tax liability	(2,814,400)
Estimated purchase price to be allocated	$5,892,100

Proforma Adjustments for the Unaudited Proforma Condensed Combined Financial Statements:

(a)	This entry records the acquisition of the equity interests of Amorcyte for aggregate consideration of approximately $5,892,100, through the issuance of 5,840,439 shares of NeoStem common stock, common stock purchase warrants and rights to Contingent Shares. The estimated fair value of the equity issued as consideration by NeoStem was valued at $5,892,100; the equities issued by NeoStem included approximately 5,840,439 shares of NeoStem Common Stock at approximately $3,796,300: Contingent shares with a value of $1,330,100; and NeoStem warrants valued at $765,700. The value of the contingent shares could range from $0 to $2,660,300 based on the accomplishment of a certain milestones.
(b)	This entry records the intangible assets and related deferred tax liability management expects to acquire in the Merger. The preliminary purchase price allocation is based on management’s estimate of acquired tangible and intangible assets and will be adjusted based on the final valuation to be completed within one year from the acquisition date. The excess of the total purchase price over the fair value of the net assets acquired, including the estimated fair value of the identifiable intangible assets will be allocated to goodwill. Below is a preliminary summary of the significant intangible assets that NeoStem expects to acquire in the Merger:

Preliminary Summary of Intangible Assets

	Estimated Value	Useful Life	Estimated Annual Amortization
In process R&D	$7,046,700	*	$—

*	This amount will be capitalized and accounted for as an indefinite-life intangible asset, subject to impairment testing. NeoStem will evaluate this intangible asset and goodwill at least annually to determine if any impairment has occurred. When any portion of this in process research and development is commercialized that value will be transferred to manufacturing technology and amortized over the expected commercial life of that product.

NEOSTEM, INC. AND SUBSIDIARIES

Notes to the NeoStem Unaudited Proforma Condensed Combined Financial Statements

(c)	This entry eliminates the equity accounts and the Series A redeemable convertible preferred stock of Amorcyte as follows:

Series A Redeemable Convertible Preferred Stock	$7,624,603
Common Stock	8
Additional Paid in Capital	891,800
Accumulated Deficit	(9,670,933)
(d)	For the purposes of these proforma combined financial statements it is assumed that the carrying value of this asset or liability approximates its fair value.
(e)	On May 31, 2005, Amorcyte entered into a Cell Processing Agreement with PCT whereby the Company engaged PCT to be its exclusive provider of cell processing procedures and related services at rates and monthly fees as specified within the agreement for the clinical trial period for oversight services. In addition, the Company has contracted with PCT to provide certain administrative functions at a fee of $15,000 per month. NeoStem owned PCT for the period January 20, 2011 to June 30, 2011. This entry eliminates revenues billed by PCT to Amorcyte. The value of this relationship and it impact on PCT’s operations are not considered material for purposes of valuing this relationship.
(f)	At the conclusion of this transaction, an approximate additional 5,840,439 common shares will have been issued and for the purposes of calculating the unaudited proforma earnings/ (loss) per share it has been assumed that these shares were outstanding as of January 1, 2010.